UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

Blackstone Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2023, Blackstone Holdings Finance Co. L.L.C., as borrower (the “Borrower”), and Blackstone Holdings AI L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P., as guarantors (collectively, the “Guarantors”), entered into an amended and restated $4.325 billion revolving credit facility (the “New Credit Facility”) with Citibank, N.A., as administrative agent, and the lenders party thereto.

The New Credit Facility amends and restates the existing revolving credit facility entered into on March 23, 2010 and as most recently amended and restated on June 3, 2022 (the “Existing Credit Facility”). The Borrower and the Guarantors are indirect subsidiaries of Blackstone Inc.

The New Credit Facility, among other things, (1) extends the maturity date of the revolving credit facility from June 3, 2027 to December 15, 2028, (2) increases the aggregate required minimum amount of fee generating assets under management from $271.0 billion to $294.0 billion and (3) replaces the Canadian Dealer Offered Rate (CDOR) as the applicable reference rate with respect to term benchmark loans denominated in Canadian Dollars to the Canadian Overnight Repo Rate Average (CORRA), and otherwise conforms the credit facility to accommodate CORRA as the reference rate for term benchmark loans denominated in Canadian Dollars.

The New Credit Facility contains customary representations, covenants and events of default applicable to the Borrower, the Guarantors and certain of their subsidiaries, which are (other than as described above) substantially similar to those under the Existing Credit Facility. Financial covenants consist of a maximum net leverage ratio and a requirement to keep a minimum amount of fee generating assets under management, each tested quarterly. The New Credit Facility is unsecured.

The preceding is a summary of the terms of the New Credit Facility and is qualified in its entirety by reference to the Amended and Restated Credit Agreement dated as of December 15, 2023, among the Borrower, the Guarantors, Citibank, N.A., as administrative agent and the lenders party thereto, a copy of which is attached as Exhibit 10.1 to this report, which is incorporated herein by reference as though it was fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 15, 2023, among Blackstone Holdings Finance Co. L.L.C., as borrower, Blackstone Holdings AI L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P., as guarantors, Citibank, N.A., as administrative agent, and the lenders party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2023

Blackstone Inc.

By:	/s/ Tabea Hsi

Name:	Tabea Hsi
Title:	Senior Managing Director - Assistant Secretary